EXECUTION VERSION

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SUPPLEMENT NO. 40 (this “Supplement") dated as of
February 14, 2014, to the Collateral Agreement dated as of
November 5, 2009 (the “Collateral Agreement"), among
REYNOLDS GROUP HOLDINGS INC., a corporation organized
under the laws of the state of Delaware (“RGHI"), PACTIV LLC
(f/k/a Pactiv Corporation), a limited liability company organized under the laws of the state of Delaware (“Pactiv"), EVERGREEN
PACKAGING INC., a Delaware corporation (“Evergreen"),
REYNOLDS CONSUMER PRODUCTS, INC., a Delaware
corporation (“RCPI"), REYNOLDS CONSUMER PRODUCTS
HOLDINGS LLC (f/k/a Reynolds Consumer Products Holdings
Inc.), a limited liability company organized under the laws of the state of Delaware ("RCPH" and, together with RGHI, Pactiv,
Evergreen and RCPI, the “U.S. Term Borrowers"), CLOSURE
SYSTEMS INTERNATIONAL HOLDINGS INC., a corporation organized under the laws of the state of Delaware (together with the U.S. Term Borrowers, the “Borrowers"), REYNOLDS
GROUP ISSUER LLC, a limited liability company formed under
the laws of the state of Delaware (the “U.S. Issuer"), REYNOLDS GROUP ISSUER INC., a corporation organized under the laws of the state of Delaware (the “U.S. Co-Issuer"
and, together with the U.S. Issuer, the “Issuers”), each
Subsidiary of Reynolds Group Holdings Limited (“Holdings”)
from time to time party thereto (each such Subsidiary, the
Borrowers and the Issuers are referred to collectively herein as the “Grantors”) and THE BANK OF NEW YORK MELLON, as collateral agent (in such capacity, the “Collateral Agent”)
for the Secured Parties (as defined therein).

A. Reference is made to (a) the Third Amended and Restated Credit Agreement dated as of September 28, 2012 (as amended, extended, restructured, renewed, novated, supplemented, restated, refunded, replaced or otherwise modified from time to time, the “Credit Agreement”), among the Borrowers, the European Borrowers (as defined therein), Holdings, the guarantors from time to time party thereto, the lenders from time to time party thereto (the “Lenders”) and Credit Suisse AG, as administrative agent (in such capacity, the “Administrative Agent”), (b) the Indenture dated as of October 15,

2010 (as amended, extended, restructured, renewed, refunded, novated, supplemented, restated, replaced or otherwise modified from time to time, the “2010 Senior Secured

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Note Indenture"), among RGHL US Escrow I LLC, RGHL US Escrow I Inc., RGHL Escrow Issuer (Luxembourg) I S.A., The Bank of New York Mellon, as trustee (in such capacity, the “2010 Indenture Trustee”), principal paying agent, registrar, transfer agent and collateral agent, Wilmington Trust (London) Limited, as additional collateral agent and The Bank of New York Mellon, London Branch, as paying agent, (c) the Indenture dated as of February 1, 2011 (as amended, extended, restructured, renewed, refunded, novated, supplemented, restated, replaced or otherwise modified from time to time, the “February 2011 Senior Secured Note Indenture”) among Reynolds Group Issuer LLC, Reynolds Group Issuer Inc., Reynolds Group Issuer (Luxembourg) S.A., the Senior Secured Note Guarantors (as defined therein), The Bank of New York Mellon, as trustee (in such capacity, the “February 2011 Indenture Trustee”), principal paying agent, registrar, transfer agent and collateral agent, Wilmington Trust (London) Limited, as additional collateral agent and The Bank of New York Mellon, London Branch, as paying agent, (d) the Indenture dated as of August 9, 2011 (as amended, extended, restructured, renewed, refunded, novated, supplemented, restated, replaced or otherwise modified from time to time, the “August 2011 Senior Secured Note Indenture”) among RGHL US Escrow II LLC, RGHL US Escrow II Inc., The Bank of New York Mellon, as trustee (in such capacity, the “August 2011 Indenture Trustee”), principal paying agent, registrar, transfer agent and collateral agent, Wilmington Trust (London) Limited, as additional collateral agent and The Bank of New York Mellon, London Branch, as paying agent,
(e) the Indenture dated as of September 28, 2012 (as amended, extended, restructured, renewed, refunded, novated, supplemented, restated, replaced or otherwise modified from time to time, the “2012 Senior Secured Note Indenture”) among Reynolds Group Issuer LLC, Reynolds Group Issuer Inc., Reynolds Group Issuer (Luxembourg) S.A., the Senior Secured Note Guarantors (as defined therein), The Bank of New York Mellon, as trustee (in such capacity, the “2012 Indenture Trustee”), principal paying agent, registrar, transfer agent and collateral agent, Wilmington Trust (London) Limited, as additional collateral agent and The Bank of New York Mellon, London Branch, as paying agent, and (f) the First Lien Intercreditor Agreement dated as of November 5, 2009, as amended by Amendment No. 1 and Joinder Agreement dated as of January 21, 2010 (as further amended, novated, supplemented, restated or modified from time to time, the “First Lien Intercreditor Agreement”), among the Collateral Agent, the 2010 Indenture Trustee, the February 2011 Indenture Trustee, the August 2011 Indenture Trustee, the 2012 Indenture Trustee, the Administrative Agent and the Loan Parties party thereto.

B.Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms pursuant to the Collateral Agreement.

C.The Grantors have entered into the Collateral Agreement in order to induce the Secured Parties to extend credit to the Grantors pursuant to the Loan Documents.

D.Section 5.16 of the Collateral Agreement provides that additional Subsidiaries of Holdings may become Grantors under the Collateral Agreement by execution and delivery of an instrument in the form of Exhibit A to the Collateral Agreement. Trans Western Polymers, Inc., a California corporation (the “New U.S. Subsidiary”) is executing this Supplement in accordance with the requirements of the Collateral Agreement and the other Loan Documents to become a Grantor under the Collateral

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Agreement in order to induce the Secured Parties to extend additional credit and as consideration for credit previously extended, in each case, under the Loan Documents.

Accordingly, the Collateral Agent and the New U.S. Subsidiary agree as follows:

SECTION 1. In accordance with Section 5.16 of the Collateral Agreement, the New U.S. Subsidiary by its signature below becomes a U.S. Grantor under the Collateral Agreement with the same force and effect as if originally named therein as a U.S. Grantor and the New U.S. Subsidiary hereby (i) agrees to all the terms and provisions of the Collateral Agreement applicable to it as a U.S. Grantor thereunder and (ii) represents and warrants that the representations and warranties made by it as a U.S. Grantor thereunder are true and correct on and as of the date hereof. In furtherance of the foregoing, the New U.S. Subsidiary, as security for the payment and performance in full of the Obligations, does hereby create and grant to the Collateral Agent, its successors and assigns, for the ratable benefit of the Secured Parties, their successors and assigns, a security interest in and lien on all of the New U.S. Subsidiary’s right, title and interest in and to the U.S. Grantor Pledged Collateral of the New U.S. Subsidiary to the extent provided in the Collateral Agreement. Each reference to a “Grantor” and “U.S. Grantor” in the Collateral Agreement shall be deemed to include the New U.S. Subsidiary. The Collateral Agreement is hereby incorporated herein by reference.

SECTION 2. The New U.S. Subsidiary represents and warrants to the Collateral Agent and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with the terms hereof.

SECTION 3. This Supplement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when the Collateral Agent shall have received counterparts of this Supplement that, when taken together, bear the signatures of the New U.S. Subsidiary and the Collateral Agent. Delivery of an executed signature page to this Supplement by facsimile transmission or other customary means of electronic transmission shall be effective as delivery of a manually signed counterpart of this Supplement.

SECTION 4. The New U.S. Subsidiary hereby represents and warrants that (a) set forth on Schedules 1, 2(a), 2(b) and 5 through 12 attached hereto are true and correct schedules of the information, with respect to the New U.S. Subsidiary, required by the Perfection Certificate the form of which is attached as Exhibit B to the Collateral Agreement and (b) set forth in Schedule 2(a) hereto, is the true and correct legal name of the New U.S. Subsidiary, its form of organization and its jurisdiction of organization.

SECTION 5. Except as expressly supplemented hereby, the Collateral Agreement shall remain in full force and effect.

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SECTION 6. THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 7. In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in the Collateral Agreement shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 8. All communications and notices hereunder shall (except as otherwise permitted by the Collateral Agreement) be in writing and given as provided pursuant to Section 5.01 of the Collateral Agreement.

SECTION 9. The New U.S. Subsidiary agrees to reimburse the Collateral Agent for its out-of-pocket expenses in connection with this Supplement, including the fees, other charges and disbursements of counsel for the Collateral Agent as provided in Section 5.06 of the Collateral Agreement, mutatis mutandis.

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Schedule 1 to
Supplement No. 40 to the
Collateral Agreement

Schedules to Supplement No. 40 to Collateral Agreement

Schedule 1
Names

	Other Legal Names	Change in Identity or Corporate
Within the Past 5 years
Grantor’s Exact Legal Name		Structure Within the Past 5 years
(including date of change)

Trans Western Polymers, Inc.	None.	None.

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Schedule 2(a) to
Supplement No. 40 to the
Collateral Agreement

Schedule 2(a)

Jurisdictions and Locations

			Organizational	Registered Office	Chief Executive
Identification
	Jurisdiction of	Form of	Number	Address	Office
Grantor	Organization	Organization	(if any)	(including county)	(including county)
Trans Western	California	Corporation	C1138068	7539 Las Positas Rd.	1900 W. Field Ct.
Polymers, Inc.				Livermore, CA	Lake Forest, IL
				94551	60045
				Alameda County	Lake County

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Schedule 2(b) to
Supplement No. 40 to the
Collateral Agreement

Schedule 2(b)

Location of Other Persons that Possess Collateral

Grantor	Names and Addresses of Other Persons that
Possess any Collateral (including county)

Trans Western Polymers,	None.
Inc.

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Schedule 5 to
Supplement No. 40 to the
Collateral Agreement

Schedule 5
UCC Filings

Grantor	UCC Filing Office/County Recorder’s
Office

California Secretary of State
Trans Western Polymers,	Uniform Commercial Code
Inc.	P.O. Box 942835
Sacramento, CA 94235–0001

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Schedule 6 to
Supplement No. 40 to the
Collateral Agreement

Schedule 6

Stock Ownership and Other Equity Interests

Number of
		Certificate	Equity	Percentage of
Grantor	Issuer	Number	Interests	Ownership
Reynolds Consumer	Trans Western	27	320	100%
Products, Inc.	Polymers, Inc.

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Schedule 7 to
Supplement No. 40 to the
Collateral Agreement

Schedule 7

Debt Instruments

None.

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Schedule 8 to
Supplement No. 40 to the
Collateral Agreement

Schedule 8

Mortgaged Property and Mortgage Filings

Exact Name of Owner	Exact Name of	Property	Filing Office
	Record Owner	Address

Trans Western Polymers,	None.	None.	None.
Inc.

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Schedule 9(a) to
Supplement No. 40 to the
Collateral Agreement

Schedule 9(a)

Intellectual Property

Copyrights and Copyright Applications

None.

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Schedule 9(b) to
Supplement No. 40 to the
Collateral Agreement
Schedule 9(b)
Intellectual Property
U.S. Patent Applications

Assignee	Country	Title	Appl. No.	Appl.	Status	Patent	Grant Date
				Date		No.

POLYMERI
TRANS		C BAG
WESTERN	United	WITH	13/247560	28-Sep-	Filed
POLYMERS,	States	ELASTIC		11

INC.		DRAWTAP
E

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Schedule 9(c) to

Supplement No. 40 to the
Collateral Agreement

Schedule 9(c)

Intellectual Property

U.S. Trademarks

Assignee	Country	Mark	Appl No	Appl	Status	Reg No	Reg Date
				Date

TRANS
WESTERN	United	IRON CLAD	73/403323	22-Nov-82	Registered[1]	1256930	8-Nov-83
POLYMERS,	States
INC.
TRANS
WESTERN	United	HANDY TIE	77/583849	2-Oct-08	Registered	3710172	10-Nov-09
POLYMERS,	States

INC.
TRANS
WESTERN	United	SMART	77/624673	2-Dec-08	Registered	3735110	5-Jan-10
POLYMERS,	States	CLOSURE

INC.
TRANS
WESTERN	United	SMART FLAP	77/583848	2-Oct-08	Registered	3838494	24-Aug-10
POLYMERS,	States

INC.
TRANS
WESTERN	United	HANDY FLAP	77/583295	1-Oct-08	Registered	3941140	5-Apr-11
POLYMERS,	States

INC.
TRANS
WESTERN	United	IRONCLAD	85/261840	9-Mar-11	Registered	4127871	17-Apr-12
POLYMERS,	States

INC.
TRANS
WESTERN	United	TEAR TOUGH	77/705381	2-Apr-09	Registered	4283249	29-Jan-13
POLYMERS,	States

INC.

1 This registration will be allowed to lapse.

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Schedule 10 to

Supplement No. 40 to the
Collateral Agreement
Schedule 10

Commercial Tort Claims

None.

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Schedule 11 to

Supplement No. 40 to the
Collateral Agreement
Schedule 11

Deposit Accounts

Grantor	Depositary Institution	Type of Account	Account Number
(including address)

Trans Western Polymers,	JP Morgan Chase Bank,	Concentration	88644-9891
	N.A.	Account
Inc.
San Franciso Branch

Trans Western Polymers,	JP Morgan Chase Bank,	Payroll/Zero
	N.A.	Balance	88644-9909
Inc.
San Franciso Branch

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Schedule 12 to

Supplement No. 40 to the
Collateral Agreement
Schedule 12

Securities Accounts

Grantor	Intermediary Institution	Type of Account	Account Number
(including address)

Trans Western Polymers,	N/A	N/A	N/A
Inc.

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